Exhibit 4(a).19

SENIOR EXCHANGEABLE CONVERTIBLE NOTE PURCHASE AGREEMENT

This SENIOR EXCHANGEABLE CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”) dated as of April 16. 2009 is made by and between CDC DELAWARE CORP., a Delaware corporation (“Buyer”) that is a wholly-owned subsidiary of CDC CORPORATION, a company organized and existing under the laws of the Cayman Islands (the “Company”), and EVOLUTION CDC SPV LTD., a Cayman corporation (“Seller”).

RECITALS:

WHEREAS, the Company has issued to Seller, and Seller purchased from the Company, the Company’s 3.75% Senior Exchangeable Convertible Note(s) due 2011 (the “Convertible Notes”) pursuant to that certain Note Purchase Agreement dated November 10, 2006 (“NPA”) by and among, inter alia, the Company and Seller.

WHEREAS, pursuant to the NPA. an affiliate thereof has previously purchased and the Seller currently holds Convertible Notes identified as Note R-20. in an aggregate total principal amount of US$ 18,600,000 (“Seller Notes”);

WHEREAS, Buyer wishes to purchase from Seller, and Seller wishes to sell to Buyer, a portion of the Seller Notes in an aggregate principal amount of US$ 2,025,000 (such amount referred to as the “Purchased Note”) in return for an aggregate purchase price of US$ 1,903.500 upon the terms and conditions and as more particularly set forth in this Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties contained herein, the parties hereto agree as follows:

1. DEFINITIONS

1.1 Defined Terms. Capitalized terms used herein that are not otherwise defined in this Agreement shall have the meanings ascribed to them in the NPA, the Convertible Notes or the other relevant Transaction Documents, as applicable.

2. NOTE PURCHASE; PAYMENTS AND DELIVERIES

2.1 Purchase and Sale of the Purchased Note. The parties agree that Buyer shall purchase the Purchased Note from the Seller as follows:

(a) Closing Deliveries. At the closing (the “ Closing”), the Buyer shall purchase from the Seller and the Seller shall sell to Buyer the Purchased Note in a principal amount of US$2,025,000 for an aggregate purchase price of US$1,903,500 (the “Cash Consideration”) in exchange for (and subject to) Seller’s simultaneous execution and delivery to Buyer of a Note Transfer Agreement in the form of Exhibit A hereto with respect to the Purchased Note. Within three (3) business days after the Closing, the Seller shall cause the original Seller Note held by such Seller to be delivered to Buyer, whereupon the Buyer will (i) have the Purchased Note portion of the Seller Notes transferred to the name and title of Buyer, and have a new Note identical in all respects to the Seller Note issued in each respective Seller’s name for the amount of the balance of the Seller Note held by such Seller, less the Cash Consideration paid to such Seller (the “Balance Note”).

(b) Interest. Notwithstanding any terms of this Agreement, the Seller shall be entitled to all rights and privileges in respect of the Purchased Note as a noteholder up to the Closing Date including right to receive any accrued but unpaid quarterly Interest payable on the Purchased Note in respect of any date since March 31, 2009 and prior to the Closing Date.

2.2 Closing.

(a) Closing Date. The Closing shall occur in Atlanta, Georgia at Two Concourse Parkway, Suite 800, Atlanta, Georgia 30028, on the date that is five (5) days after the Company next receives a dividend from its affiliate China.com or at such other place or time as Buyer and Seller shall mutually agree in writing (the “Closing Date”). At the Closing, Buyer shall pay the Cash Consideration to the Seller by wire transfer of immediately available funds to an account of the Seller which shall be designated by the Seller in writing at least two (2) days prior to the Closing, for and in exchange for Seller’s simultaneous delivery to Buyer of a Note Transfer Agreement with respect to the Purchased Note.

(b) Termination; Delayed Closing. This Agreement shall automatically terminate immediately upon written notice from Seller to Buyer as set forth herein (“Termination Notice”), and without further obligation or liability of either party, which Termination Notice may be given only (i) if for any reason the Board of Directors of the Company’s affiliate China.com does not declare a dividend at its a board of directors meeting on or before June 30, 2009, or (ii) the Closing has not occurred by August 15, 2009.

3. COVENANTS

3.1 WAIVER AND FORBEARANCE

(A) WAIVER. SELLER HEREBY ACKNOWLEDGES AND AGREES THAT BUYER AND THE COMPANY HAVE INFORMED SELLER THAT THERE MAY OR MAY

NOT CURRENTLY EXIST ONE OR MORE EVENTS THAT CURRENTLY OR WITH THE PASSAGE OF TIME MAY OR MAY NOT CONSTITUTE AN “EVENT OF DEFAULT” UNDER THE PURCHASED NOTE OR THE NPA AND WHICH, CURRENTLY OR WITH THE PASSAGE OF TIME, COULD UNDER ENTITLE SELLER TO CLAIM OR EXERCISE ONE OR MORE REMEDIES UNDER THE PURCHASED NOTE. THE NPA OR THE REGISTRATION RIGHTS AGREEMENT INCLUDING, WITHOUT LIMITATION, THE RIGHT TO RECEIVE DEFAULT INTEREST UNDER THE PURCHASED NOTE OR TO ISSUE A NOTICE OF ACCELERATION OF THE PURCHASED NOTE ENTITLING SELLER TO PAYMENT OF ALL PRINCIPAL AND INTEREST THEREON, OR OTHER SIMILAR RIGHTS OR REMEDIES UNDER THE PURCHASED NOTE OR THE NPA, ANY OR ALL OF WHICH COULD RESULT IN SELLER RECEIVING PROCEEDS IN EXCESS OF THE CONSIDERATION PAYABLE TO SELLER UNDER THIS AGREEMENT.

NOTWITHSTANDING THE FOREGOING, AND WITH FULL KNOWLEDGE THEREOF, THE SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AS OF THE COMPLETION OF THE CLOSING, ANY AND ALL ACTUAL OR POTENTIAL DEFAULTS, EVENTS OF DEFAULT AND THEIR CONSEQUENCES, IF ANY, INCLUDING ALL RIGHTS, CLAIMS OR REMEDIES WITH RESPECT THERETO, IF ANY, ON THE PART OF THE COMPANY OR ANY AFFILIATE OR SUBSIDIARY THEREOF (INCLUDING ANY CDC ENTITY) FOR FAILURE TO DULY OBSERVE AND/OR PERFORM ANY OF THE TERMS, CONDITIONS, COVENANTS OR AGREEMENTS SET FORTH, RESPECTIVELY. IN THE PURCHASED NOTE, THE NPA OR THE REGISTRATION RIGHTS AGREEMENT (COLLECTIVELY, THE “WAIVED MATTERS”) PROVIDED, THAT THIS WAIVER SHALL TERMINATE, AND BE DEEMED TO HAVE NEVER TAKEN EFFECT. IF THE BUYER COMMITS AN UNCURED DEFAULT IN ITS OBLIGATIONS TO COMPLETE THE PURCHASE OF THE PURCHASED NOTE HEREUNDER. FOR THE AVOIDANCE OF DOUBT, SECTION 3.1 SHALL NOT BE APPLICABLE TO THE BALANCE NOTE IN ANY RESPECT AND THE SELLER SHALL RETAIN ALL RIGHTS PURSUANT TO THE BALANCE NOTE.

3.3 Assignment.

(a) Seller, for good and valuable consideration, effective as of the Closing Date, hereby assigns, transfers, conveys and delivers to Buyer all of its right, title and interest in and to the Purchased Note purchased by such Buyer, and with respect to the Purchased Note, all of its rights, benefits and privileges under the NPA and the Registration Rights Agreement (as defined in the NPA).

(b) Buyer, for good and valuable consideration, effective as of the Closing Date, hereby agrees to be bound by the terms of the Purchased Note, the NPA and the Registration Rights Agreement applicable to an “Investor” (as such term is defined therein) with respect to the Purchased Note purchased by such Buyer.

3.4 Confidentiality of Transaction. Buyer and Seller each hereby agrees, without the prior written consent of the other, to not disclose, and to otherwise keep confidential, the terms of this Agreement including, without limitation, the purchase price and other specific terms of the purchase and sale of the Purchased Note contemplated hereby, except (and only) to the extent that disclosure thereof is required by law, rule or regulation or as required or requested by any competent governmental, judicial, regulatory or supervisory authority or has become publicly known through no fault of such party or its affiliates or related persons; provided, however, that Buyer, the Company and Seller may disclose information regarding such sale to their respective affiliates, accountants, attorneys, limited partners, shareholders and other interest holders, each of whom shall be bound by legal, contractual or fiduciary duties to maintain the confidentiality of this Agreement and the terms hereof. The foregoing obligations of Seller are in addition to and not in lieu of Seller’s obligations under other Non-Disclosure Agreement between the Company and Seller or its affiliates (the “Non-Disclosure Agreement(s)”). Notwithstanding the foregoing or anything set forth in the Non-Disclosure Agreement(s), the Company shall be entitled to file this document as a 6K and/or issue one or more press releases disclosing the execution of the Agreement by the parties and of the closing of the transactions contemplated by this Agreement as well as general terms surrounding the transaction, including price range. Notwithstanding anything to the contrary herein, and notwithstanding any express or implied claims of exclusivity or proprietary rights, the parties (and each of their employees, representatives or other agents) are authorized to disclose to any and all persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the tax treatment and tax structure of the transaction contemplated herein, and all materials of any kind (including opinions or other tax analyses) that are provided by either party to the other relating to such tax treatment and tax structure.

4. FURTHER ACTIONS

4.1 Seller’s Further Actions. Seller agrees to execute and deliver such documents as may be reasonably necessary or appropriate, and to take all such further reasonable action, to facilitate or consummate the transactions as contemplated by this Agreement.

4.2 Buyer’s Further Actions. Buyer agrees to execute and deliver such documents as may be reasonably necessary or appropriate, and to take all such further reasonable action, to facilitate or consummate the transactions as contemplated by this Agreement.

5. SELLER’S REPRESENTATIONS AND WARRANTIES. Seller hereby represents to Buyer on the date hereof and on the Closing Date that:

5.1 Seller’s Authority. This Agreement has been validly authorized, executed and delivered by Seller and, assuming the due authorization, execution and delivery thereof by Buyer, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Seller does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Seller is a party which would prevent Seller from performing its obligations hereunder or (ii) to Seller’s knowledge, any law, statute, rule or regulation to which Seller is subject.

5.2 Ownership and Title to the Purchased Note. Seller further represents and warrants to Buyer that Seller is the actual and beneficial owner of record of all the Purchased Note on the date hereof and that, as of the Closing Date, Seller will be the beneficial owner of the Purchased Note, free and clear of any encumbrances, including, without limitation, any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

5.3 No Brokers. No agent, broker, investment banker, Person or firm is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated by this Agreement and the other transaction documents contemplated hereby based in any way on any arrangements, agreements or understandings made by or on behalf of Seller or an Affiliate thereof.

5.4 No Legal Advice from Buyer or Company. Seller acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Seller’s own legal counsel and investment and tax advisors. Seller is relying solely on such counsel and advisors and not on any statements or representations of Buyer or the Company or any of their respective representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by this Agreement.

5.5 Non-Public Information. (a) Seller acknowledges that (i) Buyer or the Company may possess certain non-public information concerning the Company and its subsidiaries and/or the Purchased Note that may or may not be independently known to Seller (all of such non-public information is referred to as “Non-Public Information”) and (ii) Buyer has not disclosed the Non-Public Information to Seller.

(b) Seller is executing, delivering and performing this Agreement notwithstanding that it is aware that the Non-Public Information may exist and that the Non-Public Information has not been disclosed to Seller, and Seller confirms and acknowledges that none of the existence of the Non-Public Information, the substance of the Non-Public Information or the fact that the Non-Public Information has not been disclosed to Seller is material to Seller or to its decision to execute, deliver and perform this Agreement.

6. BUYER’S REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties of Buyer. Buyer hereby represents to Seller on the date hereof and on the Closing Date that:

(a) Sophisticated Buyer. Buyer is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the sale of Purchased Note by Seller.

(b) Independent Investigation. Buyer, in making the decision to purchase the Purchased Note from Seller, has not relied upon any oral or written representations or assurances from Seller or any of its officers, directors, partners or employees or any other representatives or agents of Seller.

(c) Authority. This Agreement has been validly authorized, executed and delivered by Buyer and, assuming the due authorization, execution and delivery thereof by Seller, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Buyer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Buyer and/or, to Buyer’s knowledge, the Company is a party which would prevent Buyer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Buyer, the Company (to Buyer’s knowledge), or the transactions contemplated hereby is subject.

(d) No Brokers. No agent, broker, investment banker. Person or firm is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated by this Agreement and the other transaction documents contemplated hereby based in any way on any arrangements, agreements or understandings made by or on behalf of Buyer or an Affiliate thereof.

(e) No Legal Advice from Seller. Buyer acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Buyer’s own legal counsel and investment and tax advisors. Buyer is relying solely on such counsel and advisors and not on any statements or representations of Seller or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by this Agreement.

7. CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

Buyer’s obligation to purchase the Purchased Note at the Closing and to take the other actions required to be taken by Buyer is subject to the satisfaction, or waiver, of the following conditions:

7.1 Accuracy of Representations and Warranties. Seller’s representations and warranties in Section 5 hereof shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

7.2 Performance. Seller shall have duly performed and complied with all of the obligations that Seller is required to perform or to comply with pursuant to this Agreement on or prior to the Closing Date.

8. CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE

Seller’s obligation to sell the Purchased Note at the Closing for the Cash Consideration and to take the other actions required to be taken by Seller is subject to the satisfaction, or waiver, of the following conditions:

8.1 Accuracy of Representations and Warranties. The Buyer’s representations and warranties in Section 6 shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

8.2 Performance. Buyer shall have duly performed and complied with all of the obligations that the Buyer is required to perform or to comply with pursuant to this Agreement on or prior to the Closing Date, including, without limitation, the tender of the Cash Consideration to Seller in accordance with Section 2 above.

9. MISCELLANEOUS

9.1 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed under the internal laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or any other document or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(b) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR THE OTHER DOCUMENTS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE OTHER CONTEMPLATED HEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.1(b).

9.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the specific subject matter hereof and supersedes all prior agreements or understandings, both oral and written, between the parties hereto relating to the subject matter hereof.

9.3 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.4 Assignment. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party, except that Buyer may transfer or assign this Agreement to the Company or any affiliate thereof at any time without consent of the Seller so long as such transferee agrees to be bound by this Agreement as if it were an original party thereto, whereupon any such transferee shall become the “Buyer” for all purposes hereof.

9.5 Amendment; Waiver.

(a) This Agreement may not be amended, modified or supplemented except by a written instrument executed by each of the parties.

(b) No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the party waiving such provision. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Without limiting the foregoing, no waiver by a party of any breach by any other party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

9.6 Notices. Each notice, demand or other communication under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days’ prior written notice specified to the other party). Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if delivered in person or by messenger, when proof of delivery is obtained by the delivering party; (b) if sent by post within the same country, on the third (3rd) day following posting, and if sent by post to another country, on the fifth (5th) day following posting, and (c) if given or made by fax, upon dispatch and the receipt of a transmission report confirming dispatch. The initial address and facsimile for the parties for the purposes of this Agreement are:

(a) If to Buyer, to:

CDC Delaware Corp.

c/o CDC Software

Two Concourse Parkway

Suite 800

Atlanta, Georgia 30328 USA

Attn.: General Counsel

Facsimile: (770) 351-9506

(b) If to Seller, to:

Evolution CDC SPV Ltd.

c/o Evolution Capital Management LLC

2425 Olympic Blvd., Suite 120E

Santa Monica, Ca 90404

Attn.: Richard Chisholm

Facsimile: 310-315-8881

9.7 Counterparts. This Agreement may be signed in any number of counterparts including counterparts transmitted by facsimile, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

9.8 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

9.9 Survival. Unless this Agreement is terminated under Section 2.3, the representations and warranties of Buyer and Seller contained herein and the agreements and covenants set forth herein shall survive the Closing.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BUYER:

CDC DELAWARE CORP.

By:	/s/ Matthew Lavelle
Name:	Matthew Lavelle
Title:	President

SELLER:

EVOLUTION CDC SPV LTD.

By:	/s/ Michael Lerch
Name:	Michael Lerch
Title:	Director

EXHIBIT A

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

CDC DELAWARE CORP.

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

CDC Delaware Corp.

c/o CDC Software

Two Concourse Parkway

Suite 800

Atlanta, Georgia 30328 USA

Attn.: General Counsel

the attached Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or (ii) two years after the date of the original issuance of this Note or the last date on which the Note was held by an Affiliate of the Company, the undersigned confirms, that without utilizing any general solicitation or general advertising:

[Check One]

☐	this Note is being transferred in compliance with the exemption from registration under the Securities

(a)	Act provided by Rule 144A thereunder.

or

☒    this Note is being transferred other than in accordance with (a) above and documents are being

(b)	furnished which comply with the conditions of transfer set forth in this Note.

If none of the foregoing boxes is checked, the Company shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 12(d) of the Note shall have been satisfied.

By:
Name:
	Title:	Authorized Signatory

Date:

NOTICE: The name of the Holder of this assignment must
correspond with the name as written upon the face of the within-
mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representation in order to claim the exemption from registration provided by Rule 144A

Date:
Signature